Exhibit 99.1

Accendra Health Announces Adoption of Tax Asset Preservation Plan

To Protect Long Term Shareholder Value

RICHMOND, VA – August 10, 2026 – Accendra Health, Inc. (NYSE: ACH) (the Company) announced today that its Board of Directors adopted a Section 382 Rights Agreement  (the “Tax Asset Preservation Plan”) designed to protect long-term shareholder value by facilitating the Company’s ability to preserve its net operating loss carryforwards (“NOLs”) and certain other tax attributes.

A company generally experiences an ownership change if the percentage of the value of its stock owned by certain “5-percent shareholders,” as such term is defined in Section 382 of the Code, increases by more than 50 percentage points over a rolling three-year period. The Tax Asset Preservation Plan is intended to reduce the likelihood of such an “ownership change” under Section 382 of the Code by deterring any person or group from acquiring beneficial ownership of 4.9% or more of the Company’s outstanding common stock.

The Tax Asset Preservation Plan is similar to those adopted by numerous other public companies with significant NOLs. The Tax Asset Preservation Plan is not designed to prevent any action that the Board of Directors determines to be in the best interest of the Company, and will help to ensure that the Board of Directors remains in the best position to discharge its fiduciary duties.

If the Company experiences an “ownership change,” as such term is defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”) all holders of rights (other than any triggering person) will be entitled to acquire shares of common stock at a 50% discount or the Company may exchange each right held by such holders for one share of common stock.

The Tax Asset Preservation Plan took effect on August 10, 2026 and is scheduled to continue in effect until August 10, 2029, unless terminated earlier in accordance with its terms.

Additional information about the Tax Asset Preservation Plan will be available on a Form 8-K to be filed by the Company with the U.S. Securities and Exchange Commission.

August 10 Investor Conference Call for Second Quarter 2026 Financial Results

As previously announced, Accendra Health will host a conference call for investors and analysts on August 10, 2026, at 8:00 a.m. E.T. Participants may access the call via the toll-free dial-in number at 1-888-300-2035, or the toll dial-in number at 1-646-517-7437. The conference ID access code is 1058917. All interested stakeholders are encouraged to access the simultaneous live webcast by visiting the Investor Relations page of the Accendra Health website available at investors.accendrahealth.com/events-and-presentations/. A replay of the webcast can be accessed following the presentation at the link provided above.

Safe Harbor

This release is intended to be disclosure through methods reasonably designed to provide broad, non-exclusionary distribution to the public in compliance with the SEC’s Fair Disclosure Regulation. This release contains certain “forward looking” statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the statements in this release regarding our future prospects and performance, including our expectations with respect to our financial performance, our 2026 financial results, our expectations regarding the performance of our business following the completion of the sale of the Products & Healthcare Services business, uncertainty about the time required to select and appoint the Company’s next President and CEO, our cost saving initiatives, future indebtedness and growth, industry trends, as well as statements related to our expectations regarding the performance of our business, including our ability to address macro and market conditions. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. Investors should refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 20, 2026, including the section captioned “Item 1A. Risk Factors,” as applicable, and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K filed with or furnished to the SEC, for a discussion of certain known risk factors that could cause the Company’s actual results to differ materially from its current estimates. These filings are available at www.accendrahealth.com. Given these risks and uncertainties, the Company can give no assurance that any forward-looking statements will, in fact, transpire and, therefore, cautions investors not to place undue reliance on them. The Company specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

About Accendra Health

Accendra Health, Inc. (NYSE: ACH) is a leading nationwide provider of products, technology, and services that support health beyond the hospital for millions of people each year. We connect patients, providers, and insurers, delivering innovative solutions that help promote better health outcomes and improve quality of life for people living with chronic, complex health conditions. Backed by the industry-leading expertise of our Apria and Byram brands, Accendra Health is reimagining the future of home-based care. To learn more about our broad portfolio of essentials for diabetes, sleep health, wound care, respiratory care, urology, and ostomy, visit www.accendrahealth.com.

CONTACT:

Investors

Will Parrish

Vice President, Strategy, Corporate Development, & Investor Relations

Investor.Relations@accendra.com

Media

Darla Turner

media@accendra.com

ACH-CORP

ACH-IR

SOURCE: Accendra Health, Inc.

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